Exhibit 8.1

Subsidiaries of Abengoa Yield plc

Subsidiary	Jurisdiction of Incorporation or Organization
ACT Energy México, S. de R.L. de C.V.	Mexico
ABY Concessions Infrastructures, S.LU.	Spain
Abengoa Concessions Perú, S.A.	Peru
Abengoa Solar Holdings USA Inc.	Arizona
ABY South Africa (Pty) Ltd	South Africa
Abengoa Solar US Holdings Inc.	Arizona
Abengoa Transmisión Norte S.A.	Peru
Abengoa Transmisión Sur, S.A.	Peru
ACT Holdings, S.A. de C.V.	Mexico
Aguas de Skikda S.P.A.	Algeria
Arizona Solar One, LLC	Colorado
ASO Holdings Company, LLC	Colorado
ATN 2, S.A.	Peru
Cadonal, S.A.	Uruguay
Carpio Solar Inversiones, S.A.	Spain
Ecija Solar Inversiones, S.A.	Spain
Extremadura Equity Investments Sárl.	Luxembourg
Geida Skikda, S.L.	Spain
Helioenergy Electricidad Uno, S.A.	Spain
Helioenergy Electricidad Dos, S.A.	Spain
Helios I Hyperion Energy Investments, S.L.	Spain
Helios II Hyperion Energy Investments, S.L.	Spain
Holding de Energía Eólica S.A.	Uruguay
Hypesol Energy Holding, S.L.	Spain
Kaxu Solar One (Pty) Ltd.	South Africa
Logrosán Equity Investments Sárl	Luxembourg
Logrosán Solar Inversiones, S.A.	Spain
Logrosán Solar Inversiones Dos, S.L.	Spain
Mojave Solar Holdings, LLC	Colorado
Mojave Solar LLC	Arizona
Palmatir S.A.	Uruguay
Palmucho, S.A.	Chile
Sanlucar Solar, S.A.	Spain
Solaben Electricidad Uno	Spain
Solaben Electricidad Dos	Spain
Solaben Electricidad Tres	Spain
Solaben Electricidad Seis	Spain
Solaben Luxembourg S.A.	Luxembourg
Solacor Electricidad Uno, S.A.	Spain
Solacor Electricidad Dos, S.A.	Spain
ABY Servicios Corporativos S.A.	Spain
Solar Processes, S.A.	Spain
Solnova Solar Inversiones, S.A.	Spain
Solnova Electricidad, S.A.	Spain
Solnova Electricidad Tres, S.A.	Spain
Solnova Electricidad Cuatro, S.A.	Spain
Transmisora Mejillones, S.A.	Chile
Transmisora Baquedano, S.A.	Chile